DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.

Key Gold Corporation
Name of *merging* entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

Name of *merging* entity

Jurisdiction

Entity type *

and,

DDI International Inc to be renamed Key Gold Corporation
Name of *surviving* entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.190):

Attn: Key Gold Corporation

c/o: National Registered Agents, Inc. Of Nevada

100 East Willaims Street, Suite 204

Carson City, Nevada 89701

3) (Choose one)

[X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from :

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

DDI International Inc., to be renamed Key Gold Corporation
Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Key Gold Corporation, a Nevada corporation
Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

Name of *merging* entity, if applicable

and, or;

Name of *surviving* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

____
Name of *merging* entity, if applicable

and, or;

____
Name of *surviving* entity, if applicable

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the surviving corporation's Article of Incorporation shall be amended in its entirety to read: "Article One: The name of the corporation is: Key Gold Corporation.

6) Location of Plan of Merger (check a or b):

X (a) The entire plan of merger is attached;

or,

____ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** The later of May 17, 2004, or the filing of the Articles of Merger.

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures – Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Key Gold Corporation
Name of *merging* entity

Signature John Anderson — Title C.E.O. — Date 05/17/04

Name of *merging* entity

Signature — Title — Date / /

Name of *merging* entity

Signature — Title — Date / /

Name of *merging* entity

Signature — Title — Date / /

DDI International Inc.
Name of *surviving* entity

Signature [signature] John Anderson — Title C.E.O — Date 05/17/04

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is made as of May 17, 2004, between Key Gold Corporation, a Nevada corporation (the “Merging Corporation”), and DDI International, Inc., a Nevada corporation (the “Surviving Corporation”). (The corporations together are sometimes referred to below as the “Constituent Corporations.”)

The Constituent Corporations agree as follows:

     1.      The Merging Corporation is duly organized, existing, and in good standing under the laws of the State of Nevada. It has 100,000 shares of authorized capital stock, all of which are designated as common stock. One share of common stock is issued and outstanding.

     2.      The Surviving Corporation is duly organized, existing, and in good standing under the laws of the State of Nevada . It has 200,000,000 shares of authorized capital stock, all of which are designated as common stock. 11,000,000 shares of common stock are issued and outstanding; no shares of preferred stock are issued and outstanding.

     3.      The Boards of Directors of the Constituent Corporations deem it in the best interests of the corporations and their stockholders that the Merging Corporation be merged with and into Surviving Corporation in accordance with Nevada Revised Statutes Chapter 92A. The Boards hereby adopt on behalf of their corporations the plan of reorganization set forth in this Agreement of Merger.

     4.      Merger. The Merging Corporation shall be merged with and into the Surviving Corporation, which shall survive the merger. The Merging Corporation’s separate existence shall cease on the effective date of the merger, which shall be the later of May 17, 2004, or the date on which the Articles of Merger are accepted for filing by the Office of the Secretary of State of the State of Nevada. Without any other transfer or documentation, on the effective date of the merger, the Surviving Corporation shall (i) succeed to all of the Merging Corporation’s rights and property; and (ii) be subject to all the Merging Corporation’s liabilities and obligations.

     Notwithstanding the above, after the effective date of the merger, the Surviving Corporation’s proper officers and directors may perform any acts necessary or desirable to vest or confirm the Surviving Corporation’s possession of and title to any property or rights of the Merging Corporation, or otherwise carry out this Agreement’s purposes. This includes execution and delivery of deeds, assurances, assignments, or other instruments.

     5.      Conversion of Shares. By virtue of the merger and without any action by any stockholder, upon the effective date of the merger, the sole share of capital stock of the Merging Corporation outstanding immediately prior to the effective date of the merger shall be converted into one fully paid and nonassessable share of the Surviving Corporation’s common stock and thereafter retired. No fractional shares of the Surviving Corporation shall be issued.

     The shares of Surviving Corporation outstanding immediately prior to the merger shall not be changed by reason of the merger.

     6.      Change in Articles of Incorporation and Bylaws: The Surviving Corporation’s Articles of Incorporation as effect on the effective date shall continue to be its Articles of Incorporation, except that Article One thereof shall be amended as follows:

“The name of the corporation is: Key Gold Corporation.”

     The Surviving Corporation’s Bylaws as in effect on the effective date of the merger shall continue to be its Bylaws without change as a result of the merger.

     7.      Officers and Directors: The Surviving Corporation’s officers and directors shall continue and remain as such after the effective date of the merger for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified, subject to the resignations and appointments thereof; such that, as of the effective date of the merger, the Surviving Corporation’s officers and directors shall be as follows:

  Mr John Anderson — Chief Executive Officer, President, Chief Financial Officer, and Director.

     8.      Abandonment of Merger: Any time prior to the effective date, this merger may be abandoned without further obligation or liability by action of the board of directors of either of the Constituent Corporations.

     9.      Counterparts: This Agreement of Merger may be executed in any number of counterparts, each of which shall constitute an original instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers, as of the date first written above.

DDI INTERNATIONAL, INC.
“Surviving Corporation”

By:	/S/ JOHN ANDERSON

John Anderson, Chief Executive Officer

KEY GOLD CORPORATION
“Merging Corporation”

By:	/S/ JOHN ANDERSON

John Anderson, Chief Executive Officer